SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) September 15, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                 0-10822               25-1229323
(State of other jurisdiction (Commission File Number)     (IRS Employer
      of incorporation)                                Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
      (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On September 15, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced today that as of September 12, 1997, proxy returns for its Special Shareholders' Meeting on Monday, September 22, 1997, have exceeded 82% of those eligible to vote, and of those voting to date, over 92% have voted in favor of the Company's proposal to increase its number of authorized shares.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/     Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  September 15, 1997



BIOCONTROL TECHNOLOGY, INC
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA  15220
Press Release
Release:  Immediate
For More Information, Call:
Investors                                          Media
Diane                                                    McQuaide
Susan Taylor
1.412.429.0673                                              phone
1.412.279.9455 phone
1.412.279.9690                                                fax
1.412.279.9447 fax

          BIOCONTROL PROXY VOTES VERY SUPPORTIVE

           Pittsburgh, PA - September 15, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that as of September 12, 1997, proxy returns for its Special Shareholders' Meeting on Monday, September 22, 1997, have exceeded 82% of those eligible to vote, and of those voting to date, over 92% have voted in favor of the Company's proposal to increase its number of authorized shares.
          The Company stressed that the meeting on September 22nd is for shareholders only and photo identification and proof of ownership as of the record date will be required for admittance.
           Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.